Exhibit 10.14

AMENDMENT #2 TO CONTRACT

AGREEMENT, made and entered into this 29th day of December, 2016, by and between NioCorp Developments Ltd., of 7000 South Yosemite Street, Suite115, Centennial, CO 80112 (hereinafter referred to as “NioCorp”) and Lind Asset Management IV, LLC, of 370 Lexington Ave, Suite 1900, New York, NY 10017 (hereinafter referred to as “Lind”).

W I T N E S S E T H

WHEREAS, NioCorp and Lind have previously entered into that certain “Convertible Security Funding Agreement” dated December 14, 2015, as amended by Amendment #1 To Contract dated September 26, 2016 (hereinafter referred to as the “Contract”); and

WHEREAS, NioCorp and Lind wish to amend the terms and conditions of the Contract as hereinafter provided;

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, each to the other in hand paid, NioCorp and Lind agree that from the date of this Amendment until February 28, 2017 the sum US$1,000,000 as it occurs in each of the following sections of the Contract shall be, and hereby is, temporarily reduced to US$500,000:

1.	Section 1.1 under the definition of “Market Cap / Cash Balance Conversion Event” subpart (a).

2.	Section 1.1 under the definition of “Second Closing Notification Date” subpart (b).

As of February 28, 2017, all of the foregoing amounts shall automatically revert from US$500,000 to US$1,000,000 without further action by the Parties.

The duration of the aforesaid temporary reduction may be extended only by the mutual written agreement of the Parties.

Except as specifically set forth hereinabove, the Contract remains in full force and effect.

In witness whereof the parties have set their mutual hands and seals the day and date first above written.

NioCorp Developments Ltd.:		Lind Asset Management IV, LLC:

By:	/s/ John F. Ashburn Jr.	By:	/s/ Jeff Easton

Vice President & General Counsel
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